PROSPECTUS SUPPLEMENT                           REGISTRATION NO. 333-33362
(To Prospectus dated February 17, 2006)         Filed Pursuant to Rule 424(b)(3)




                               [GRAPHIC OMITTED]







                        1,000,000,000 Depositary Receipts
                         Semiconductor HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Semiconductor HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Semiconductor HOLDRS" section of the base prospectus shall be replaced with the following:

                                                       Share         Primary
        Name of Company                 Ticker        Amounts    Trading Market
-------------------------------------------------------------------------------
  Advanced Micro Devices, Inc.           AMD             4            NYSE
  Altera Corporation                     ALTR            6           NASDAQ
  Amkor Technology, Inc.                 AMKR            2           NASDAQ
  Analog Devices, Inc.                   ADI             6            NYSE
  Applied Materials, Inc.                AMAT           26           NASDAQ
  Atmel Corporation                      ATML            8           NASDAQ
  Broadcom Corporation                   BRCM            3           NASDAQ
  Intel Corporation                      INTC           30           NASDAQ
  KLA-Tencor Corporation                 KLAC            3           NASDAQ
  Linear Technology Corporation          LLTC            5           NASDAQ
  LSI Logic Corporation                  LSI             5            NYSE
  Maxim Integrated Products, Inc.        MXIM            5           NASDAQ
  Micron Technology, Inc.                 MU             9            NYSE
  National Semiconductor Corporation     NSM             6            NYSE
  Novellus Systems, Inc.                 NVLS            2           NASDAQ
  SanDisk Corporation                    SNDK            2           NASDAQ
  Teradyne, Inc.                         TER             3            NYSE
  Texas Instruments, Inc.                TXN            22            NYSE
  Vitesse Semiconductor Corporation      VTSS            3           NASDAQ
  Xilinx, Inc.                           XLNX            5           NASDAQ


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2006.